UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 23, 2009 (the “Effective Date”), Vonage Network LLC (“Vonage Network”), an indirect, wholly-owned subsidiary of Vonage Holdings Corp. (the “Company”) and Amdocs Software Systems Limited and Amdocs, Inc. (collectively, “Amdocs”) entered into a multi-year agreement (the “Agreement”). The systems provided by Amdocs under the Agreement are expected to support the Company’s efforts to develop and launch new products and services by improving the Company’s ability to offer multi-product and bundled offerings and other promotions and bring them to market more quickly, while eliminating the need for customization of existing systems. The Company believes the new systems also will facilitate more efficient customer interaction, improve sales and customer care processes, and assist in the timely activation of customers.

Under the Agreement, Amdocs will (i) license to Vonage Network certain billing and ordering software (the “Licensed Systems”), (ii) provide to Vonage Network and other authorized users certain professional services relating to the implementation, operation, support and maintenance of the Licensed Systems, and (iii) provide transition support services to allow Vonage Network to migrate from its current billing and ordering systems to the Licensed Systems. The initial term of the Agreement commences on the Effective Date and, unless earlier terminated in accordance with the terms of the Agreement, continues for a period of five years following the earlier to occur of (i) the date on which a specified number of subscribers are successfully migrated from Vonage Network’s current billing and order systems to the Licensed Systems or (ii) the first new subscriber is added to the Licensed Systems. The Agreement automatically renews on an annual basis for up to two one-year renewal terms unless Vonage Network provides Amdocs with written notice of non-renewal at least six months before the end of the then-current term.

The Agreement contains detailed terms governing licensing fees, implementation and migration fees, monthly fees, including discounts and credits, and fees for additional services that may be requested by Vonage Network. These payments include $8.7 million paid as of the execution of the Agreement. In the event of early voluntary termination of the Agreement by Vonage Network, significant termination fees would be payable by Vonage Network to Amdocs. Under the Agreement, but subject to certain exclusions, Amdocs will be Vonage Network’s exclusive supplier of the functions provided by the Licensed Systems and related services.

Safe Harbor Statement

Statements in this Form 8-K that are not historical facts or information may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected functionality of the systems being licensed. These forward-looking statements and other information are based on the Company’s beliefs as well as assumptions made by us using information currently available. Such statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended or using other similar expressions.

In accordance with the provisions of the Private Securities Litigation Reform Act of 1995, the Company is making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this Form 8-K. Such factors include, but are not limited to: restrictions in the Company’s debt agreements that may limit its operating flexibility; any failure to meet New York Stock Exchange listing requirements; the competition the Company faces; worsening economic conditions; the Company’s history of net operating losses; the Company’s ability to obtain additional financing if needed; results of pending litigation and intellectual property and other litigation that may be brought against the Company; results of regulatory inquiries into the Company’s business practices; differences between the Company’s service and traditional phone services, including its 911 service; the Company’s dependence on third party facilities, equipment and services; system disruptions or flaws in the Company’s technology; the Company’s dependence on its customers’ existing broadband connections; uncertainties relating to regulation of VoIP services; and other factors that are set forth in the “Risk Factors” section and other sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to today.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: December 30, 2009	By:	/S/ JOHN S. REGO
John S. Rego Executive Vice President, Chief Financial Officer and Treasurer